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                                                                    Exhibit 99.1

NORTHWAY FINANCIAL, INC.                            9 Main Street
                                                    Berlin, New Hampshire 03570

Contact:          Richard P. Orsillo
                  Senior Vice President
                  and Chief Financial Officer
                  603-752-1171                      FOR IMMEDIATE RELEASE

               NORTHWAY FINANCIAL, INC. ANNOUNCES FOURTH QUARTER
                    RESULTS AND DECLARES QUARTERLY DIVIDEND

         Berlin, NH, January 27, 2004...Northway Financial, Inc. (the "Company") (NASDAQ: NWFI) reported net income for the quarter ended December 31, 2003 of $999,000, or $0.66 per share, compared to $382,000, or $0.25 per share, for the same quarter in 2002, an increase of $617,000. Net income for the twelve months ended December 31, 2003 was $3,612,000, or $2.40 per share, compared to $2,598,000, or $1.71 per share, for the twelve months ended December 31, 2002, an increase of $1,014,000.

         Commenting on the fourth quarter and annual results, William J. Woodward, Chairman, President and Chief Executive Officer of the Company stated: "The improved market conditions for investment securities continued into the fourth quarter and provided opportunities to realize securities gains which had a favorable impact on earnings, both for the quarter and for the full year. The interest rate environment and efforts to improve noninterest income also contributed to the positive results for the year. I am pleased to report that throughout 2003, we made significant progress in our program to optimize our technological and human resources, with a continuing emphasis on improving customer service and our internal operating procedures."

         The Company declared a quarterly dividend on January 27, 2004 of $0.17 per share payable February 11, 2004 to shareholders of record on February 6, 2004.

         Net interest and dividend income for the fourth quarter of 2003 was $5,636,000 compared to $5,598,000 for the fourth quarter of 2002, an increase of $38,000. The provision for loan losses for the fourth quarter of 2003 decreased $75,000 to $150,000, compared to $225,000 for the fourth quarter of the previous year. Net securities gains for the quarter increased $787,000 to $671,000, compared to a loss of $116,000 for the same period last year. Noninterest income for the quarter increased $13,000 to $943,000 compared to $930,000 for the same period last year. Other operating expense was $5,241,000 for the quarter, compared to $5,176,000 for the same period last year, an increase of $65,000. Expense relating to the amortization of core deposit intangible increased $27,000 to $239,000 for the quarter compared to $212,000 for the same period last year. There was no write-down of equity securities for the fourth quarter of 2003 compared to a write down of $96,000 for the same period last year.

         Net interest and dividend income for the year ended December 31, 2003 increased by $1,406,000 to $23,050,000, compared to $21,644,000 for the same period last year. The provision for loan losses for the year ended December 31, 2003 decreased $95,000 to $805,000, compared to $900,000 for the same period last year. Net securities gains for the year increased $1,371,000 to $1,522,000, compared to $151,000 for the same period last year. Noninterest income year-to-date increased $608,000 to $3,853,000, compared to $3,245,000 for the same period last year. During the year ended December 31, 2003, the Company recorded a write-down of equity securities in the amount of $184,000 compared to $910,000 for the same period last year. Expense relating to the amortization of core deposit intangible increased $478,000 to $954,000 compared to $476,000 for the same period a year ago. Other operating expense increased $2,111,000 to $20,760,000 for the year ended December 31, 2003, compared to $18,649,000 for the same period last year.

         At December 31, 2003, Northway Financial had total assets of $608,999,000 compared to $598,945,000 at December 31, 2002, an increase of $10,054,000. Loans, including loans held-for-sale, at December 31, 2003 increased $25,559,000 to $463,460,000, compared to December 31, 2002.
Investments, including federal funds sold, decreased $11,023,000 to $95,256,000. Total deposits were $463,307,000 at December 31, 2003, a decrease of $12,887,000 compared to December 31, 2002. Total borrowings increased $20,150,000 to $95,021,000. Total equity increased $3,601,000 to $47,867,000.

         Northway Financial, Inc., headquartered in Berlin, New Hampshire, is a multi-bank holding company. Through its subsidiary banks, The Berlin City Bank and Pemigewasset National Bank, the Company offers a broad range of financial products and services to individuals, businesses and the public sector from its full service banking offices.

         Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of the words "expect," "believe," "estimate," "will" and other expressions which predict or indicate future trends and which do not relate to historical matters. Forward-looking statements may include, but are not limited to, expectations for re-engineering and new technology initiatives, projections of revenue, income or loss, plans for future operations, including in new markets, and acquisitions, and plans related to products or services of the Company and its subsidiaries. Such forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. The Company's actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in technology, changes in interest rates, changes in the securities or financial markets, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes in local business conditions resulting in rising unemployment and other circumstances which adversely affect borrowers' ability to service and repay our loans, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, and changes in assumptions used in making such forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
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                            Northway Financial, Inc.
                            ------------------------
                      Selected Consolidated Financial Data
                                  (Unaudited)
            (In thousands, except for ratios and per share amounts)

Period end balance sheet data:                             December 31,
                                                     2003              2002

Total assets                                     $  608,999         $  598,945
Loans, net (1)                                      463,460            437,901
Investments (2)                                      95,256            106,279
Deposits                                            463,307            476,194
Borrowings                                           95,021             74,871
Stockholders' equity                                 47,867             44,266

Book value per share                             $    31.92         $    29.19
Tangible book value per share (3)                     22.29              19.07
Leverage ratio                                         7.22%              6.70%
Shares outstanding                                1,499,574          1,516,574

                                   For the Three Months    For the Twelve Months
                                      Ended Dec. 31,           Ended Dec. 31,

Operating results:                    2003      2002           2003       2002
Net interest and dividend income    $5,636    $5,598        $23,050    $21,644
Securities gains (losses), net         671      (116)         1,522        151
Other noninterest income               943       930          3,853      3,245
Loan loss provision                    150       225            805        900
Write-down of equity securities       --          96            184        910
Amortization of core deposit
  intangible                           239       212            954        476
Other operating expense              5,241     5,176         20,760     18,649
Income before tax                    1,620       703          5,722      4,105
Income tax expense                     621       321          2,110      1,507
Net income                          $  999    $  382        $ 3,612    $ 2,598

Earnings per share                  $ 0.66    $ 0.25        $  2.40    $  1.71
Earnings per share-assuming
  dilution                            0.66      0.25           2.39       1.71
Return on average assets              0.64%     0.26%          0.59%      0.49%
Return on average equity              8.36%     3.42%          7.80%      5.86%

(1) Net of unearned income and the allowance for loan losses. Includes loans held-for-sale.
(2) Includes federal funds sold, Federal Home Loan Bank stock, Federal Reserve Board stock and investment securities available-for-sale.
(3) Includes a deduction of $14,439 and $15,348 for goodwill, core deposit intangible and mortgage servicing assets for 2003 and 2002, respectively.